Exhibit 10(d)








                                      Amendment to 1988 Stock Incentive Plan


The following resolution relating to the 1988 Stock Incentive Plan was adopted by the Board of Directors of Circuit City Stores, Inc. at its meeting on February 20, 1997:


       RESOLVED that Section 2(e) of the 1988 Stock Incentive Plan . . . are hereby amended to change the references therein to "Common Stock" or "common stock of the Company" to read "Circuit City Stores, Inc.--Circuit City Group Common Stock."